UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2013

Ekso Bionics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-181229	99-0367049
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

San Isidro 250, depot 618

Santiago, Chile 8240400

(Address of principal executive offices)

Registrant’s telephone number, including area code:  569-659-22350

PN Med Group Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Our Board of Directors has authorized, and stockholders holding approximately 78.7% of the outstanding shares of our common stock, par value $0.001, have approved by written consent, in accordance with Nevada law, the filing of a Certificate of Amendment to our Articles of Incorporation (the “Certificate”) with the Secretary of State of the State of Nevada, which (i) changed our name from PN Med Group Inc. to Ekso Bionics Holdings, Inc., and (ii) increased our authorized capital stock as described below. The Certificate was filed and was effective for corporation law purposes on December 18, 2013.

The Company’s new name was effective for OTC trading purposes on December 23, 2013. The name change was accompanied by a new trading symbol, “EKSO.”

We are currently engaged in discussions with Ekso Bionics, Inc., a Delaware corporation (“Ekso”), regarding a possible business combination involving the two companies. Ekso develops, manufactures and sells wearable robots, or “exoskeletons,” that have a variety of potential applications in the medical, military, industrial and consumer markets. At this stage, no definitive terms have been agreed to, and neither party is currently bound to proceed with any transaction. With the permission of Ekso, we have changed our name to facilitate these discussions. If the parties determine not to proceed with a business combination, we will change our name back to PN Med Group or adopt another name.

The Certificate also increased our authorized capital stock from 75,000,000 shares of common stock, par value $0.001, to 500,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of “blank check” preferred stock, par value $0.0001. We may issue shares of preferred stock from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board of Directors and will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors The Board of Directors will have the power to increase or decrease the number of shares of preferred stock of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased, the shares constituting such decrease will resume the status of authorized but unissued shares of preferred stock.

While we do not currently have any plans for the issuance of preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until and unless the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include: restricting dividends on the common stock; diluting the voting power of the common stock; impairing the liquidation rights of the common stock; or delaying or preventing a change in control of the Company without further action by the stockholders.

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The information in Item 5.03 above regarding the approval of the Certificate by written consent of our stockholders is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ekso Bionics Holdings, Inc.

By:	/s/ Pedro Perez Niklitschek
Name: Pedro Perez Niklitschek
Title: Chief Executive Officer

Date:   December 27, 2013

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